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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary E. Costley, John E. Byom and Frank W. Bonvino, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offer and sale of 250,000 shares of Common Stock of International Multifoods Corporation pursuant to the Stock Purchase Plan of Robin Hood Multifoods Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, this Power of Attorney has been signed on the 20th day of June, 2003, by the following persons:

Signature	Title

/s/ GARY E. COSTLEY Gary E. Costley	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director
/s/ JOHN E. BYOM John E. Byom	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)
/s/ DENNIS R. JOHNSON Dennis R. Johnson	Vice President and Controller (Principal Accounting Officer)
/s/ CLAIRE LEWIS ARNOLD Claire Lewis Arnold	Director
/s/ ISAIAH HARRIS, JR. Isaiah "Ike" Harris, Jr.	Director
/s/ JAMES M. JENNESS James M. Jenness	Director
/s/ JOSEPH G. PARHAM, JR. Joseph G. Parham, Jr.	Director
/s/ J. DAVID PIERSON J. David Pierson	Director
/s/ NICHOLAS L. REDING Nicholas L. Reding	Director
/s/ JACK D. REHM Jack D. Rehm	Director
/s/ LOIS D.RICE Lois D. Rice	Director
/s/ DOLPH W. VON ARX Dolph W. von Arx	Director

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  Exhibit 24.1